STOCK PURCHASE AGREEMENT
                              AMONG
                 TERMINATOR TECHNOLOGIES, INC.,
                      AMJ RESOURCES, INC.,
                ENVIRONMENTAL PLUS, INCORPORATED,
                         J.D. DAVENPORT,
                         CHARLES WHITE,
                          GD.JD, INC.,
                               AND
                 NORTPORT MANAGEMENT GROUP, INC.






















                        January 15, 1998

                        TABLE OF CONTENTS

                                                             Page


ARTICLE 1. PURCHASE AND SALE OF EPI SHARES; CLOSING                   1
           1.1.  Purchase and Sale of EPI Shares                      1
           1.2.  Closing                                              2

ARTICLE 2.REPRESENTATIONS AND WARRANTIES OF EPI AND
     SELLING SHAREHOLDERS                                             2
           2.1.  Organization; Good Standing                          2
           2.1.  Subsidiaries                                         2
           2.2.  Capitalization                                       2
           2.3.  Authority; Enforceability; Non-Contravention         3
           2.4.  Taxes                                                3
           2.5.  Property                                             4
           2.6.  Transferred Shares                                   4
           2.7.  Contracts                                            4
           2.8.  Litigation                                           4
           2.9.  Governmental Permits                                 4
           2.10. Compliance with Laws                                 4
           2.11. Employee Plans                                       5
           2.12. Finder's Fees                                        5
           2.13. Directors, Officers and Employees                    5
           2.14. Bank Accounts, etc.                                  5
           2.15. Real Property                                        5
           2.16. Employees, Labor Matters, Etc.                       5
           2.17. HSR                                                  6
           2.18. Records                                              6
           2.19. Further Representation                               6

ARTICLE 3. REPRESENTATIONS AND WARRANTIES OF TTI                      6
           3.1.  Organization; Good Standing; Listing                 6
           3.2.  Authority; Enforceability; Non-Contravention         6
           3.3.  Finder's Fees                                        7
           3.4.  HSR                                                  7
           3.5.  Investment Intent                                    7
           3.6.  Further Representations                              7

ARTICLE 4. COVENANTS OF EPI AND THE SELLING SHAREHOLDERS              7
           4.1.  Operation Prior to the Closing Date                  7
           4.2.  No Solicitation                                      8

ARTICLE 5. ADDITIONAL AGREEMENTS                                      9
           5.1.  Shareholders Meetings; Proxy Statement               9


                               (i)

           5.2.  Access                                               9
           5.3.  Reasonable Efforts                                  10
           5.4.  Public Announcements                                10
           5.5.  Notification of Certain Matters                     10
           5.6.  Resignation of Directors of EPI                     10
           5.7.  Proposed Stock Split                                10
           5.8.  Expenses                                            11
           5.9.  Retirement of Preferred Shares                      11

ARTICLE 6. CONDITIONS PRECEDENT TO CLOSING BY BUYER                  11
           6.1.  Representations and Warranties                      11
           6.2.  EPI Documents                                       11
           6.3.  Selling Shareholder Documents                       12
           6.4.  EPI Obligations Performed                           12
           6.5.  Satisfaction or Waiver of Conditions
                   Precedent of EPI                                  12
           6.6.  TTI's Investigation                                 12

ARTICLE 7.   CONDITIONS PRECEDENT TO CLOSING BY EPI AND THE
     SELLING SHAREHOLDERS                                            13
           7.1.  Stockholder Approval                                13
           7.2.  Representations and Warranties                      13
           7.3.  TTI Documents                                       13
           7.4.  Satisfaction or Waiver of Conditions
                   Precedent of TTI                                  14
           7.5.  TTI Obligations Performed                           14

ARTICLE 8. TERMINATION                                               14
           8.1.  Termination by Mutual Consent                       14
           8.2.  Termination by EPI or the Selling Shareholders      14
           8.3.  Termination by TTI                                  14
           8.4.  Termination Resulting from Acquisition Proposals    15
           8.5.  Effect of Termination                               15

ARTICLE 9. DEFINITIONS                                               15
           9.1.  Definitions                                         15
           9.2.  Defined Terms                                       18

ARTICLE 10. MISCELLANOUS                                             18
          10.1.  Expenses of the Transaction                         18
          10.2.  Further Assurances                                  18
          10.3.  Notices                                             18
          10.4.  No Modification Except in Writing                   19
          10.5.  Entire Agreement                                    19
          10.6.  Severability                                        19
          10.7.  Assignment                                          19
          10.8.  Publicity; Announcements                            20
          10.9.  Choice of Law                                       20
         10.10.  Captions; Construction                              20



                              (ii)

                    STOCK PURCHASE AGREEMENT


     THIS STOCK PURCHASE AGREEMENT (this "Agreement"), is made and entered into as of the 15th day of January, 1998, by and among TERMINATOR TECHNOLOGIES, INCORPORATED, a Texas corporation ("TTI"), AMJ RESOURCES, INC., a Delaware Corporation ("AMJ" and collectively with TTI and their respective assigns, referenced to as "Buyer"), ENVIRONMENTAL PLUS, INCORPORATED, a Texas corporation ("EPI"), GEORGE DAVIS, ("Davis"), J. D. DAVENPORT ("Davenport"), CHARLES WHITE ("White"), GD/JD, INC. ("GD/JD") and NORTHPORT MANAGEMENT GROUP, INC. ("Northport"). Collectively, Davis, Davenport, White, GD/JD and Northport are referred to as the "Selling Shareholders."


                      W I T N E S S E T H:

     WHEREAS, EPI has proposed to consummate a reverse stock split on the terms set forth in Schedule A (the "Proposed Stock Split"), pursuant to which each outstanding share of EPI Common stock, $ .001 par value per share, will be converted into 0.1 shares of EPI common stock, $.01 par value per share (the "EPI Shares");

     WHEREAS, except as otherwise set forth herein, all references to EPI Shares contained herein assume consummation of the Proposed Stock Split;

     WHEREAS, the Selling Shareholders desire to sell to Buyer an aggregate of 2,362,282 EPI Shares ("Transferred Shares") as further set forth on Schedule A attached hereto, which Transferred Shares will represent approximately 58% of the then outstanding shares of EPI Common;

     WHEREAS, EPI desires to sell to Buyer, and Buyer desires to purchase from EPI, a warrant (the "Warrant") to acquire up to 1.5 million EPI Shares (the "Warrant Shares"), upon terms and conditions set forth herein;

     WHEREAS, the parties hereto desire to make certain representations, warranties and agreements in connection with the proposed purchase and sale of EPI Shares and to set forth various conditions to the transactions contemplated hereby.

     NOW, THEREFORE, in consideration of the premises, representations and warranties and mutual covenants and agreements contained herein and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, each of the parties hereto, intending to be legally bound, hereby agrees as follows:

ARTICLE   1.   PURCHASE AND SALE OF EPI SHARES; CLOSING

     1.1. PURCHASE AND SALE OF EPI SHARES. In reliance upon the representations and warranties and subject to the terms and conditions of this Agreement, (a) each Selling Shareholder hereby agrees to sell, assign, transfer and deliver to Buyer, and Buyer hereby agrees to purchase from each Selling

Shareholder, the number of Transferred Shares set forth beside each such Selling Shareholder's name on Schedule A attached hereto, at the Closing at the purchase price of $0.04445 per EPI Share ("Per Share Purchase Price"), representing an aggregate amount of $105,003.43 (the "Shareholder Proceeds"), and (b) EPI hereby agrees to sell and issue to Buyer, and Buyer agrees to purchase from EPI, at the Closing the Warrant for an aggregate consideration of $20,000 (the "EPI Proceeds"). The Warrant shall provide the Buyer the right to acquire up to 1.5 million shares of (EPI Common at an exercise price per share equal to the Per Share Purchase Price, and shall expire on January 5, 2000. The Warrant shall be in substantially the same form and substance as Exhibit A attached hereto.

          1.2. CLOSING. The Closing of the purchase and sale of the Transferred Shares and the Warrant (the "Closing") shall take place at 10:00 a.m. on a date (the "Closing Date") to be specified by the parties, which shall be no later than the fifth
(5th) business day after the satisfaction or waiver of the conditions set forth in Articles 6 and 7 hereof, unless another date or place is agreed to in writing by the parties hereto, at the offices of Arter & Hadden LLP, Dallas, Texas, or some other mutually agreeable location in Dallas, Texas.

ARTICLE   2. REPRESENTATIONS AND WARRANTIES OF EPI AND SELLING
        SHAREHOLDERS

     EPI and each Selling Shareholder hereby jointly and severally represent and warrant to Buyer with regard to EPI, and each Selling Shareholder represents and warrants with respect to itself or himself individually, as applicable as follows; provided that, the representations and warranties set forth below assume the consummation of the disposition of the shares of GCCTS and FZI by EPI prior to the Closing and therefore do not include any assets or liabilities or other matters relating to GCCTS or
FZI:

     2.1. ORGANIZATION; GOOD STANDING. EPI is a corporation duly organized, validly existing and in good standing under the laws of the State of Texas and is qualified as a foreign corporation in all jurisdictions in which it is required to qualify as a result of the conduct of its business or ownership of its properties and where the failure to be so qualified could reasonably be anticipated to have a Material Adverse Effect. EPI has delivered to TTI complete and correct copies of its Certificate of Incorporation and Bylaws as in effect on the date hereof.

     2.2. SUBSIDIARIES. EPI does not have any Subsidiaries, and does not own, directly or indirectly, any shares of stock or any other equity or long-term debt securities of any corporation or have any equity interest in any firm, partnership, Joint Venture, association or other Person.

     2.3. CAPITALIZATION. The authorized capital stock of EPI as of the date of this Agreement consists of 100,000,000 shares of common stock, $.001 par value per share, of which 40,433,549 shares are issued and outstanding, and 100,000,000 shares of preferred stock, $1.00 par value per share ("EPI Preferred"), of which 1,049,000 shares are issued and outstanding. Following the Proposed Stock Split and other transactions contemplated hereby, the authorized capital stock of EPI will consist of 100,000,000 shares of common stock, $.01 par value per share, of which 4,043,354 shares will be issued and outstanding, and 100,000,000 shares of Preferred Stock, $1.00 par value per share, none of which will be outstanding. There are no outstanding options, warrants, calls, puts, commitments and other rights to purchase, or securities or other rights convertible or exchangeable into, capital stock of EPI. All securities issued or issuable by EPI have been paid for and delivered in accordance with the terms of applicable agreements or instruments, duly authorized and validly issued and are fully paid and non-assessable; the holders thereof have no rights of rescission with respect thereto and are not subject to personal liability by reason of being such holders; none of such securities were issued in violation of the preemptive rights of any holder of any security of EPI or any similar rights granted by EPI or Applicable Law. Schedule 2.3 also sets forth the anticipated stock ownership of EPI following the Proposed Stock Split. No person has any rights to require or join in the registration of any securities of EPI.

     2.4. AUTHORITY; ENFORCEABILITY; NON-CONTRAVENTION. EPI has the corporate power and authority to conduct the business and activities conducted by it and to own or lease the assets owned or leased by it. EPI, GD/JD and Northport, as applicable, each has the corporate power and authority (subject to the approval of the shareholders of EPI as set forth in Section 7.1) to execute and deliver this Agreement and all other documents required to be executed and delivered by EPI, GD/JD and Northport, as applicable, hereunder, to consummate the transactions hereby contemplated, and to take all other actions required to be taken by such party pursuant to the provisions hereof. This Agreement and all other documents required to be executed and delivered by EPI hereunder have been duly authorized by all corporate action necessary on the part of EPI, GD/JD and Northport, as applicable, (subject to the approval of the shareholders of EPI as set forth in Section 7.1) and have been duly, or will when executed and delivered be duly, executed and delivered by EPI and the Selling Shareholders, as applicable and constitute the legal, valid and binding obligations of such party, enforceable against such party in accordance with their terms. Neither the execution nor the delivery of this Agreement or any other documents required to be executed and delivered by EPI or the Selling Shareholders hereunder or the consummation of the transactions contemplated hereby (i) conflicts with or constitutes any violation or breach of the Certificate of Incorporation or the Bylaws of EPI or such Selling Shareholders; (ii) constitutes any violation or breach of, or gives any other Person any rights (including any right of acceleration, termination or cancellation) under, any EPI Contract or other document or agreement to which EPI is a party, the violation of which, in the aggregate, could reasonably be expected to have a Material Adverse Effect; (iii) constitutes a violation of any Order or Applicable Law; or (iv) will result in the creation of any Lien on any of the assets or properties of EPI or the Selling Shareholders. None of the Selling Shareholders is suffering under any legal disability which would prevent him, her or it from executing, delivering or performing the obligations hereunder or consummating the transactions contemplated hereby or made such execution, delivery, performance or consummation verbal or subject to necessary ratification, and no signature or consent of any third party is necessary in connection therewith for the transactions contemplated hereby to be binding upon and enforceable against the Selling Shareholders and their property.

     2.5. NO UNDISCLOSED LIABILITIES.   EPI does not have any
Liabilities that, in the aggregate, reasonably could be anticipated to exceed $5,000 except for legal, accounting, and similar transaction costs incurred in connection with this Agreement or transactions contemplated hereby.

     2.6. TAXES. All Taxes levied, assessed, or imposed upon EPI have been duly and freely paid. All filings, returns, and reports with respect to Taxes required by any foreign or domestic law or regulation to be filed by EPI on or prior to the date hereof have been duly and timely filed, except where such failures to file, in the aggregate, could not reasonably be anticipated to result in EPI's payment of in excess of $5,000 for periods prior to December 31, 1997. There are no agreements, waivers or other arrangements (oral or written) currently in force providing for extensions of time with respect to the assessment or collection of unpaid Taxes, nor, are there any actions, suits, proceedings, inquiries, investigations or claims of any nature or kind whatsoever now pending or, to the Knowledge of EPI, threatened, against EPI with respect to any such returns or reports, or any such Taxes, or any matters under discussion with any federal, state, county, local or other authority relating to Taxes.

     2.7. PROPERTY.  EPI has no material assets.

     2.8. TRANSFERRED SHARES. Immediately prior to and at the Closing and following the Proposed Stock Split, the Selling Shareholders shall be the sole and lawful owner of the shares set forth beside each such shareholder's name identified as "Transferred Shares" in Schedule A hereto, representing 2,362,282 shares or approximately 58% of the outstanding shares of EPI at Closing. On the Closing Date, the Selling Shareholders shall hold all Transferred Shares free and clear of all liens, and covenants or adverse claims of any kind or character. Each of the Selling Shareholders has full records and beneficial ownership of the number of shares of EPI Common set forth on Schedule A. There are no written instruments, buy-sell agreements or other agreements by and between or among EPI, any EPI Subsidiary or any of the Selling Shareholders, whether or not EPI is a party thereto, imposing any restrictions upon the transfer prohibiting the transfer of or otherwise pertaining to Transferred Shares or the ownership thereof.

     2.9. CONTRACTS. EPI is not a party to any material contract. At or prior to Closing, EPI shall cancel all contracts other than those specifically designated by Buyer to continue following the Closing.

     2.10. LITIGATION. There is no claim or Proceeding, in each case domestic or foreign, pending or, to the Knowledge of EPI, threatened against, or involving the properties or business of EPI which (a) questions the validity of the issuance of the capital stock of EPI, this Agreement or any action taken or to be taken by EPI pursuant to or in connection with this Agreement; or
(b) could otherwise reasonably be anticipated to have a Material
Adverse Effect.

     2.11. GOVERNMENTAL PERMITS. EPI does not own, hold or possess any Governmental Permits.

     2.12. COMPLIANCE WITH LAWS. Except for any violations of Applicable Law arising from EPI's failure to timely file its Annual Report on Form 10-K for its fiscal year ended August 31, 1997 (which remains unfiled). EPI has complied with Applicable Law and Orders of any Governmental Authority having jurisdiction over it or its operations, including, but not limited to, all rules or regulations regulating, if applicable, zoning, fair and equal employment practices, the safety of the workplace, the discharge of materials into the Environment or otherwise relating to the protection of the Environment, antitrust, anti-monopoly or anti-competitive activities, wages, hours, collective bargaining and the payment of withholding and social security taxes except to the extent that such non-compliance or partial compliance could not reasonably be anticipated to have a Material Adverse Effect. EPI has not received any written notice or, to its Knowledge, oral notice from any Person to the effect that, or otherwise been advised that, EPI is not in compliance with any Applicable Law, ordinance, regulation, building or zoning law, except to the extent that such non-compliance or partial compliance could not reasonably be anticipated to have a Material Adverse Effect, and EPI has no reason to anticipate that any existing circumstances are likely to result in a violation of any law, statute, ordinance or regulation, the non-compliance or partial compliance with which could reasonably be anticipated to have a Material Adverse Effect.

     2.13. EMPLOYEE PLANS. EPI does not maintain, or during the three year period preceding the date hereof has not maintained, any "employee benefit plan," as such term is defined in section 3(3) of ERISA, whether or not subject to ERISA, or any bonus, incentive or deferred compensation, severance, termination, retention, change of control, stock option, stock appreciation, stock purchase, phantom stock or other equity-based, performance or other employee or retiree benefit or compensation plan, program, arrangement, agreement, policy or understanding, whether written or unwritten, that provides or may provide benefits or compensation in respect of any employee or former employee of EPI or the beneficiaries or dependents of any such employee or former employee (such employees, former employees, beneficiaries and dependents collectively, the "EPI Employees") or under which any EPI Employee is or may become eligible to participate or derive a benefit, or any other plan which exists to benefit or compensate employees, (collectively, the "EPI Plans").

     2.14. FINDER'S FEES. EPI has not taken any action which would impose any obligation or liability to any person for finder's fees, agent's commissions or like payments in connection with the execution and delivery of this Agreement or the consummation of the transactions contemplated hereby.

     2.15. DIRECTORS, OFFICERS AND EMPLOYEES. Schedule 2.15 sets forth a list of all directors, officers or managers of EPI. Except as set forth on Schedule 2.15, EPI does not have any outstanding loans or extension of credit to, or any contracts, agreements or understandings with, any executive officer or director or member of their immediate family or any person with which any such person has a material relationship.

     2.16. BANK ACCOUNTS, ETC. Schedule 2.16 sets forth a list of all (i) bank accounts of EPI and the persons authorized to draw thereon and the balances thereof as of the date hereof; (ii) safe deposit boxes of EPI and the persons who have access thereto; and
(iii) powers of attorney for tax purposes or otherwise and a summary of the terms thereof.

     2.17. REAL PROPERTY. EPI does not own or lease, directly or indirectly, or have any fixed or contingent obligation to acquire, any interest in any real property that is used in any manner in connection with its respective business.

     2.18 EMPLOYEES, LABOR MATTERS, ETC. There are no labor disputes currently subject to any grievance procedure, arbitration or litigation and there is no petition pending or, to the Knowledge of EPI, threatened with respect to any employee employed in the operation of the business of EPI that could reasonably be anticipated to have a Material Adverse Effect. To the Knowledge of EPI, EPI has complied with all provisions of Applicable Law pertaining to the employment of employees, including, without limitation, all such Applicable Law relating to labor relations, equal employment, fair employment practices, entitlement, prohibited discrimination or other similar employment practices or acts, except to the extent that any failure so to comply, individually or together with all other such failures, has not had or resulted in, or could not reasonably be anticipated to have or result in, a Material Adverse Effect.

     2.19. HSR. Immediately prior to the Closing, the "Person" (as defined in the regulations issued by the Federal Trade Commission under the HSR Act) within which EPI is included will have total assets (as shown on its last regularly prepared balance sheet) and annual net sales (as shown on its last regularly prepared annual statement of income and expenses) of less than $100,000,000.

     2.20 RECORDS. The respective minute books, comment books of account, stock record books and other records of EPI, all of which have been or will be made available to Buyer, contain accurate and complete records of all corporate actions of the respective stockholders and boards of directors (and committees thereof) during the periods of time in which such minute books were maintained.

     2.21. FURTHER REPRESENTATION. No representation or warranty of EPI contained in this Agreement contains any untrue statement of, or omits to state, a material fact necessary in order to make the statements made herein, in light of the circumstances under which they are made, not misleading. Copies of all documents listed in the Schedules and furnished or given, or to be furnished or given, by EPI to Buyer or Buyer's agents are or will be true, complete and genuine.

ARTICLE   3.   REPRESENTATIONS AND WARRANTIES OF TTI

          TTI and AMJ hereby represent and warrant, jointly and severally, to EPI and the Selling Shareholders that as of the date hereof:

     3.1. ORGANIZATION; GOOD STANDING. TTI and AMJ are each a corporation duly organized, validly existing and in good standing under the laws of the States of Texas and Delaware, respectively, and are qualified as a foreign corporation in all jurisdictions in which it is required to qualify as a result of the conduct of its business or ownership of its properties and where the failure to be so qualified could reasonably be anticipated to have a Material Adverse Effect. TTI and AMJ have delivered to EPI and the Selling Shareholders complete and correct copies of their Articles of Incorporation and Bylaws as in effect on the date hereof.

     3.2. AUTHORITY; ENFORCEABILITY; NON-CONTRAVENTION. TTI and AMJ each have the corporate power and authority to execute and deliver this Agreement and all other documents required to be executed and delivered by Buyer hereunder, to consummate the transactions hereby contemplated, and to take all other actions required to be taken by Buyer pursuant to the provisions hereof. This Agreement and all other documents required to be executed and delivered by Buyer hereunder have been duly authorized by all corporate action necessary on the part of Buyer and have been duly, or will when executed and delivered be duly, executed and delivered by Buyer and constitute the legal, valid and binding obligations of Buyer, enforceable against Buyer in accordance with their terms. Neither the execution nor the delivery of this Agreement or any other documents required to be executed and delivered by Buyer hereunder or the consummation of the transactions hereby contemplated by Buyer (i) conflicts with or constitutes any violation or breach of the Articles of Incorporation or the Bylaws of either Buyer; (ii) constitutes any violation or breach of, or gives any other Person any rights (including any right of acceleration, termination or cancellation) under, any contract or other document or agreement to which either Buyer is a party, the violation of which, in the aggregate, could reasonably be expected to have a Material Adverse Effect; (iii) constitutes a violation of any Order or Applicable Law; or (iv) will result in the creation of any Lien on any of the assets or properties of either Buyer. There are no consents, approvals, permissions, licenses, authorizations or other requirements described by any Applicable Law or by contract required to be obtained or filed by either Buyer to permit the consummation by either Buyer of the Transactions contemplated herein.

     3.3. FINDER'S FEES. Buyer has not taken any action which would impose any obligation or liability to any person for finder's fees, agent's commissions or like payments in connection with the execution and delivery of this Agreement or the consummation of the transactions contemplated hereby.

     3.4.  HSR.  Immediately prior to the Closing, the "Person"
(as defined in the regulations issued by the Federal Trade
Commission under the HSR Act) within which Buyer is included will have total assets (as shown on its last regularly prepared balance sheet) and annual net sales (as shown on its last regularly prepared annual statement of income and expenses) of less than U.S. $ 100,000,000.

     3.5. INVESTMENT INTENT. Buyer is acquiring the Transferred Shares and the Warrant (and any Warrant Shares issued or issuable upon the exercise thereof) purchased by it for its own account, for investment and not with a view to, or for sale in connection with, a distribution of such shares of EPI Common or any part thereof. Buyer understands that the shares of EPI Common acquired hereunder have not been, and will not be, registered under the Securities Act of 1933, as amended, or under any state securities laws, and are being offered or sold in reliance upon federal and state exemptions for transactions not involving any public offering. Buyer is a sophisticated investor with knowledge and experience in business and financial matters and is experienced in the valuation of businesses similar to EPI. Buyer has received information concerning EPI and has been afforded, prior to the Closing Date, the opportunity to ask questions of, and receive answers from, EPI and the Selling Shareholders and to obtain any additional information, to the extent available to EPI without unreasonable effort or expense, necessary for Buyer to make an informed investment decision with regard to the Transferred Shares, the Warrant and the Warrant Shares.

     3.6. FURTHER REPRESENTATION. No representation or warranty of Buyer contained in this Agreement contains any untrue statement of, or omits to state, a material fact necessary in order to make the statements made herein, in light of the circumstances under which they are made, not misleading. Copies of all documents listed in the Schedules and furnished or given, or to be furnished or given, by Buyer to EPI, the Selling Shareholders or their respective agents are or will be true, complete and genuine.
ARTICLE   4.   COVENANTS OF EPI AND THE SELLING SHAREHOLDERS

     EPI and the Selling Shareholders hereby agree to perform as follows:

     4.1. OPERATION PRIOR TO THE CLOSING DATE. Subject to the provisions of Section 4.2, from the date hereof through the Closing Date:

          (a) EPI shall not engage in any practice, take any action or enter into any transaction other than in the customary and ordinary course of business without giving prior notice to TTI.

          (b) EPI shall use its best efforts to (i) pay and perform all of its debts, liabilities and obligations consistent with past practices, except to the extent being contested in good faith and as to which adequate reserves (determined in accordance with GAAP) have been established,
     (ii) comply in all respects with Applicable Law, except, in each case, where the failure to so perform or comply could not reasonably be anticipated to have a Material Adverse Effect. Except as herein, EPI shall (i) not take any action, and shall endeavor in good faith not to permit any event to occur, which would cause or constitute a material breach, or would, if such action or event had occurred prior to the date of this Agreement, have caused or constituted a material breach, of any of the representations and warranties set forth in Article 2 hereof; (ii) in the event of, and promptly after the occurrence of, or promptly after becoming aware of the occurrence of or the impending or threatened occurrence of, any event which would cause or constitute a material breach or would, if it had occurred immediately prior to the date hereof, have caused or constituted a material breach of any of the representations and warranties set forth in Article 2, give notice thereof to Buyer; and (iii) use its best efforts to prevent or promptly to remedy such breach.

          (c) Except as contemplated herein, EPI shall not (i) repurchase, declare or pay any dividends, (ii) make any other distributions consisting of cash or marketable securities or any combination thereof, or (iii) issue, sell or agree to sell any shares of its capital stock, or any securities convertible into, or options with respect to, or warrants to purchase or rights to subscribe for, any shares of its capital stock.

          (d) EPI shall cancel all EPI contracts and extinguish any liquidated or contingent Liabilities such that, at the Closing, the combined total Liabilities of EPI shall not exceed $5,000.


     4.2. NO SOLICITATION. From and after the date hereof, neither the Selling Shareholders nor EPI will, nor will they permit any of their respective officers, directors, employees, agents and other representatives (collectively, "Representatives") to directly or indirectly, solicit, initiate or encourage (including by way of furnishing information) any inquiries or the making of any proposal which constitutes, or may reasonably be expected to lead to, an Acquisition Proposal (as defined herein) from any Person or engage in any discussion or negotiations relating thereto or accept any Acquisition Proposal. EPI and the Selling Shareholders shall immediately cease and cause to be terminated any existing solicitation, discussion or negotiation with any parties conducted heretofore by such party or any Representatives with respect to any of the foregoing. To the extent permitted by Applicable Law, EPI and the Selling Shareholders will promptly notify Buyer of any such discussion or negotiations, requests for such information or the receipt of any Acquisition Proposal, including (a) the identity of the person or group engaging in such discussions or negotiations, requesting such information or making such Acquisition Proposal and (b) the material terms and conditions of any Acquisition Proposal. As used in this Agreement, "Acquisition Proposal" shall mean any proposal or offer considered for a tender or exchange offer, a merger, consolidation or other business combination involving EPI or any proposal to acquire in any manner a substantial equity interest in or businesses or asset of EPI. Notwithstanding the foregoing, nothing in this Section 4.2 shall prohibit the Board of Directors of EPI from furnishing information to or entering into discussions or negotiations with, any person or entity that makes an unsolicited bona fide proposal to acquire EPI pursuant to a merger, consolidation, share exchange, purchase of a substantial portion of the assets, business combination or some other transaction, if, and only to the extent that (A) the Board of Directors determines in good faith that such action is required for the Board of Directors to comply with its fiduciary duty to its stockholders, (B) prior to furnishing such information to, or entering into discussions with or negotiations with, such person or entity, to the extent permitted by Applicable Law, EPI provides notice to Buyer to the effect that it is furnishing information to, or entering into discussions or negotiations with, such person or entity, and (C) to the extent permitted by Applicable Law, EPI keeps Buyer informed, on a current basis, of the status of any such discussions or negotiations.

ARTICLE   5.   ADDITIONAL AGREEMENTS.

     5.1.  SHAREHOLDERS MEETING; PROXY STATEMENT.

          (a) EPI shall take all action necessary in accordance with Applicable Law and in accordance with its certificate or articles of incorporation and bylaws to convene a meeting of its respective stockholders as promptly as practicable after the preparation of the Proxy Statement (defined below), to consider and vote upon the approval of this Agreement and transactions contemplated hereby. Specifically, EPI shall seek the approval of its shareholders for the following transactions (collectively, the "Requested Approvals"): (i) the Proposed Stock Split and adjustments to authorize capital, upon the terms set forth in Section 5.7 hereof, (ii) the sale of the capital stock of Gulf Coast Cooling Tower Service, Inc., a wholly owned subsidiary of EPI ("GCCTS") to Davis in exchange for all of his shares of EPI Preferred, (iii) the sale of the capital stock of Fire Zap, Inc. ("FZI") to H. Wayne Franklin in exchange for all of his shares of EPI Preferred, (iv) the proposed amendment to its Certificate of Incorporation to change its name from "Environmental Plus, Incorporated" to "TTI Industries, Incorporated", and (v) the proposed issuance of the Warrant.

          (b) EPI shall prepare and file with the Securities and Exchange Commission ("SEC") as soon as practicable a proxy statement (the "Proxy Statement") with regard to the Requested Approvals and any other matters desired to be submitted for the approval of the shareholders of EPI, and the Parties shall take such other actions as EPI may reasonably request in connection with the preparation of such Proxy Statement none of the information included by any Party shall contain any material misstatement of fact or omit to state and material fact or any facts necessary to make these statements contained therein not misleading.

     5.2. ACCESS. Each of Buyer (the "Reviewing Party") and their respective officers, employees and representatives (including independent public accountants, investment bankers, environmental consultants and counsel), as applicable, will at all reasonable times be permitted reasonable access to the corporate offices and other facilities of EPI (the "Disclosing Party"); will be permitted to make copies of or abstracts from all of the books and records, financial and operating data and other information of the Disclosing Party; and will be permitted to discuss the affairs and accounts of the Disclosing Party with the directors, officers, employees, counsel, and accountants of the Disclosing Party. In the event the transactions contemplated hereby should not close for any reason, the Reviewing Party agrees that it will promptly return to the Disclosing Party all such documents (including copies thereof) furnished by or on behalf of the Disclosing Party to the Reviewing Party and its representatives and the Reviewing Party shall hold in confidence and shall not use or disclose to any third party any information concerning the Disclosing Party obtained from such documents or otherwise in connection with the transactions contemplated by this Agreement unless (a) such information was at the time of its use or disclosure to any third party by the Reviewing Party in the public domain other than as a result of any breach of this provision by the Reviewing Party or
(b) such disclosure is required by Applicable Law.

     5.3. REASONABLE EFFORTS. Each of the parties agrees to use its reasonable efforts to take, or cause to be taken, all actions, and to do, or cause to be done, and to assist and cooperate with the other parties in doing, all things necessary, proper or advisable to consummate and make effective, in the most expeditious manner practicable, the transactions contemplated by this Agreement, including (a) the obtaining of all necessary actions or non-actions, waivers, consents and approvals from Governmental Authorities and the making of all necessary registrations and filings (including filings with Governmental Authorities) and the taking of all reasonable steps as may be necessary to obtain an approval or waiver from, or to avoid an action or proceeding by any Governmental Authority; (b) the obtaining of all necessary consents, approvals or waivers from third parties, the absence of which, in the aggregate, could reasonably be anticipated to have a Material Adverse Effect; (c) the defending of any lawsuits or other legal proceedings, whether judicial or administrative, challenging this Agreement or the consummation of the transactions contemplated hereby including seeking to have any stay or temporary restraining order entered by any court or other Governmental Authority vacated or reversed; and (d) the execution and delivery of any additional instruments necessary to consummate the transactions contemplated by this Agreement.

     5.4. PUBLIC ANNOUNCEMENTS. Buyer and EPI will consult with each other before issuing any press release with respect to the transactions contemplated by this Agreement, and shall not issue any such press release without the prior consent of the other, which consent shall not be unreasonably withheld or delayed, unless otherwise required under Applicable Law.

     5.5 NOTIFICATION OF CERTAIN MATTERS. Each Party shall give to the other prompt notice of: (i) any notice of, or other communication relating to, a default or event that, with notice or lapse of time or both, would become a default, received subsequent to the date of this Agreement and prior to the Closing under any note, license, agreement or other instrument or obligation other than in respect of defaults which, individually or in the aggregate, could not reasonably be expected to result in a Material Adverse Effect; (ii) from and after the Proxy Mailing Date, prompt notice of the occurrence of any event that would require the information regarding EPI contained in the Proxy Statement to be amended or supplemented under applicable securities laws; and (iii) any Material Adverse Effect or the occurrence of any event which, so far as reasonably can be foreseen at the time of its occurrence, is reasonably likely to result in a Material Adverse Effect. Each party shall give the other prompt notice of any written notice or other written communication from any third party alleging that the consent of such third party is or may be required in connection with the transactions contemplated by this Agreement.

     5.6.  RESIGNATION OF DIRECTORS OF EPI. EPI shall deliver to
Buyer, except as otherwise requested by Buyer, the written resignation of all directors of EPI effective as of the Closing.

     5.7. PROPOSED STOCK SPLIT. Functional Shares prior to the Closing, EPI shall take such action as is necessary to cause a reverse stock split of its shares of EPI Common, pursuant to which each outstanding share of EPI Common will be exchanged for 0.1 shares of EPI Common; following the Proposed Stock Split, fractional EPI Shares shall be repurchased by EPI at the Per Share Purchase Price.

     5.8. EXPENSES. EPI shall pay any and all expenses incurred in connection with the Transactions contemplated hereby to the extent and only to the extent that such expenses do not exceed the EPI Proceeds from the sale of the Warrant or any proceeds from the exercise of the warrant to purchase Warrant Shares. Any other expenses shall be the joint and several responsibility of the Selling Shareholders, and the Selling Shareholders shall discharge all of such obligations prior to Closing.

     5.9. RETIREMENT OF PREFERRED SHARES; SALE OF GCCTS AND FZI. Prior to the Closing, EPI shall take such action as is necessary to cause the cancellation of all outstanding shares of EPI Preferred. In connection with such cancellation, EPI shall transfer to Davis, and Davis shall accept as consideration for the cancellation of shares of EPI Preferred held by Davis, the capital stock of GCCTS that was acquired by EPI from Davis in 1996. In addition, EPI shall transfer to H. Wayne Franklin as consideration for the cancellation of the shares of EPI Preferred held by him, the capital stock of FZI that was acquired by EPI from him in 1996.


ARTICLE   6.   CONDITIONS PRECEDENT TO CLOSING BY BUYER

     The obligations of Buyer to consummate the Transactions are subject to fulfillment, or written waiver signed by Buyer, of each of the following conditions precedent on or prior to the Closing Date.

     6.1. REPRESENTATIONS AND WARRANTIES. Each and every representation and warranty made by EPI and the Selling Shareholders shall be true and correct (a) in all respects (with regard to representation and warranties subject to materiality or Material Adverse Effect qualifications) and (b) in all respects other than the failure of which could not reasonably be anticipated to have a Material Adverse Effect (with regard to representations and warranties not subject to materiality or Material Adverse Effect qualifications), in each case when made, and shall be true and correct in all such respects as if originally made on and as of the Closing Date.

     6.2. EPI DOCUMENTS. EPI shall have delivered the following to Buyer in form and substance reasonably satisfactory to Buyer and its counsel:

          (a) A certificate signed by the chief executive officer of EPI, on behalf of and in his capacity as an officer of EPI, confirming, on and as of the Closing Date,
     (i) the satisfaction of the conditions contained in Section
     6.1 pertaining to EPI (ii) that the Liabilities of EPI as of such date do not exceed $5,000, and (iii) EPI's compliance in all material respects with the applicable covenants set forth in Articles 4 and 5.

          (b)  The Warrant.

          (c) An opinion of counsel in a form reasonably acceptable to Buyer.

           6.3.     SELLING SHAREHOLDER DOCUMENTS. The Selling
Shareholders shall have delivered the following to Buyer in form and substance reasonably satisfactorily to Buyer and its counsel:

          (a) A certificate signed by each Selling Shareholder (or an authorized representative thereof) confirming, all and as of the Closing Date, (i) the satisfaction of the conditions in Section 6.1 pertaining to the Selling Shareholders (ii) that the Liabilities of EPI as of such date do not exceed $5,000, and (iii) the Selling Shareholder's compliance in all material respects with the applicable covenants set forth in Articles 4 and 5.

          (b) Undated resignations of all officers and directors of EPI, to be effective at Closing.

          (c) Standard investment letters by all persons holding shares of EPI Common issued in transactions that were not registered under the Securities Act of 1933 (collectively referred to as the "Restricted Securities").

          (d)  Unconditional releases executed by each Selling
     Shareholder releasing EPI from any obligations of any kind to Selling Shareholders.

          (e) A Shareholder's Agreement in the form attached hereto as Exhibit B between the holders of all Restricted
     Securities.

          (f) A certificate signed by each Selling Shareholder that, as of the Closing Date and to the best of their knowledge, the shareholders of EPI are substantially the same as the list of shareholdings and shareholders groups attached hereto at Schedule 2.3 (designating therein shareholder's holding Restricted Securities) dated no less than 30 days prior to the Closing Date.

          (g) Certificates representing an aggregate of 2,362,282 shares of EPI Common (following the Proposed Stock Split), representing 58% of the then outstanding shares of EPI Common, duly endorsed in blank or accompanied by duly executed instruments of transfer, transferring to TTI good title to the Transferred Shares, free and clear of all liens.

     6.4. EPI OBLIGATIONS PERFORMED. All obligations of EPI to be performed hereunder through and including the Closing Date shall have been performed in all material respects.

     6.5.  SATISFACTION OR WAIVER OF CONDITIONS PRECEDENT OF EPI.
Each of the conditions precedent to the obligations of EPI set forth in Article 7 shall have been satisfied or otherwise waived by EPI.

     6.6.  BUYER'S INVESTIGATION.

          (a) The investigation by Buyer and its representatives in connection with the transactions contemplated by this Agreement shall not have caused Buyer or its representatives to become aware of any facts or circumstances which relate to the business, operations, assets, properties, liabilities, financial condition, results of operation or affairs of EPI that, in the good faith business judgment of Buyer, either (i) represent a material adverse change or state of facts that could reasonably be expected to result in a material adverse change in the business, operations, assets, properties or prospects of EPI from that described in Article 2 hereof, or
     (ii) represent in the aggregate previously undisclosed Liabilities that could reasonably be anticipated to result in Damages in excess of $5,000.

          (b) Buyer may deliver, based upon its review of information delivered to or discovered by it on or prior to the earlier of (i) the date on which the Proxy Statement is to be mailed to the shareholders of EPI and Buyer ("Proxy Mailing Date") or (ii) January 31, 1998, written notice of its election to terminate this Agreement as a result of the failure to satisfy the conditions in clause (a) above, specifying in reasonable detail the reason therefor, and Buyer's failure to deliver such termination notice on or prior to such date shall constitute waiver of this condition by Buyer.

ARTICLE   7.   CONDITIONS PRECEDENT TO CLOSING BY EPI AND THE
          SELLING SHAREHOLDERS.

     The obligation of EPI to consummate the transactions contemplated hereby is subject to fulfillment, or written waiver signed by EPI and the Selling Shareholders, of each of the following conditions precedent on or prior to the Closing Date.

     7.1. STOCKHOLDER APPROVAL. The Required Approvals shall have been approved by the requisite vote of the holders of the EPI Shares in accordance with Applicable Law and its Certificate of Incorporation and Bylaws.

     7.2. REPRESENTATIONS AND WARRANTIES. Each and every representation and warranty made by Buyer shall be true and correct (a) in all respects (with regard to representations and warranties subject to materiality or Material Adverse Effect qualifications) and (b) in all respects other than the failure of which could not reasonably be anticipated to have a Material Adverse Effect (with regard to representations and warranties not subject to materiality or Material Adverse Effect qualifications), in each case when made and shall be true and correct in all such respects as if originally made on and as of the Closing Date.

     7.3. BUYER DOCUMENTS. Buyer shall have executed and delivered to EPI in form and substance reasonably satisfactory to EPI and its counsel:

          (a) A certificate of the chief executive officer of Buyer, on behalf of and in his respective capacity as an officer of Buyer, confirming, on and as of the Closing Date, the satisfaction of the condition contained in Section 7.2 and the compliance by Buyer in all material respects with the applicable covenants set forth in Articles 4 and 5.

          (b)  An investment representation letter regarding
     Buyer's purchase of the Transferred Shares, the Warrant and any Warrant Shares.

          (c)  The Shareholders Agreement, executed by Buyer.

          (d)  The Shareholder Proceeds, payable as follows:

               (i)   Upon the execution hereof, $10,000;

               (ii) Upon the delivery of the closing documents to the Escrow Holder (defined below) by the Selling Shareholders and EPI, $50,000;

               (iii) No less than 10 days preceding the Closing,
                     $45,000.

Joel Held, Esq. of Arter & Hadden, LLP shall act as the "Escrow Holder" for the funds and the documents to be delivered prior to Closing. Escrow Holder shall be indemnified by all parties hereto in and acting upon the joint written instructions of the parties hereto with regard to the release of any documents or funds, and Escrow Holder shall not have any obligation to release any documents or funds so deposited without the written approval of all parties hereto. Escrow Holder shall be fully indemnified by all parties (jointly and severally) hereto for all actions taken in release upon such joint instructions or otherwise. Notwithstanding the preceding sentence, Escrow Holder shall be deemed to have fully discharged his duties hereunder upon the return of all documents and/or funds held hereunder to the Party delivering the same.

          (e) The EPI Proceeds, which shall be deposited with the Escrow Holder concurrent with the delivery of the installment to be paid pursuant to (d)(iii) above.


     7.4.  SATISFACTION OR WAIVER OF CONDITIONS PRECEDENT OF
BUYER. Each of the conditions precedent to the obligations of Buyer set forth in Article 6 shall have been satisfied or otherwise waived by EPI.

     7.5. BUYER OBLIGATIONS PERFORMED. All obligations of Buyer to be performed hereunder through and including the Closing Date shall have been performed in all material respects.

ARTICLE   8.   TERMINATION

     8.1. TERMINATION BY MUTUAL CONSENT. This Agreement may be terminated and may be abandoned at any time prior to the Closing Date, before or after the approval of this Agreement by the shareholders of EPI and Buyer, by the mutual consent of Buyer and EPI.

     8.2. TERMINATION BY EPI OR THE SELLING SHAREHOLDERS. This Agreement may be terminated and the Transactions may be abandoned by EPI if the closing conditions set forth in Article 7 shall not have been satisfied in full or waived on or before April 9, 1998 or the date set forth therein.

     8.3. TERMINATION BY BUYER. This Agreement may be terminated by Buyer if the closing conditions set forth in Article 7 shall not have been satisfied in full or waived on or before April 9, 1998 or the date set forth therein.

     8.4. TERMINATION RESULTING FROM ACQUISITION PROPOSALS. In the event that any Person shall have made an Acquisition Proposal, and the Board of Directors of EPI approves the execution of an agreement relating thereto or recommends to the stockholders of EPI the acceptance of any such acquisition proposal, then the Selling Shareholders shall promptly, but in no event later than two days after the date of such Board approval or recommendation, pay to Buyer a fee of $5,000 as liquidated damages, this Agreement shall terminate and the parties shall have no further liability or obligations hereunder.

     8.5. EFFECT OF TERMINATION. In the event of the termination of this Agreement and abandonment of the Transactions (other than as provided in Section 8.4 above, in which case the payment of the amount specified therein shall be deemed to be liquidated damages for any claims under this Agreement arising from a termination resulting from an Acquisition Proposal), this Agreement shall terminate and the parties shall have no liabilities or obligations to each other hereunder, except as provided in Section 5.2; provided that nothing contained herein shall relieve any party of liability for fraud or willful breach of this Agreement.


ARTICLE   9.   DEFINITIONS

     9.1. DEFINITIONS. The terms used in this Agreement have the respective meanings specified or referred to in this Article 9:

     "Acquisition Proposal" shall have the meaning set forth in
Section 4.2.

     "Applicable Law" means any federal, state, local, municipal, foreign or other law, statute, legislation, act, constitution, ordinance, code, treaty, rule, regulation or guideline applicable to or against EPI or Buyer.

     "Authorization" means any license, permit, authorization, franchise, grant, registration, certificate, consent and waiver awarded to EPI or Buyer by a Governmental Authority which is used, useable or held for use in or in conjunction with or otherwise associated with the business of EPI, or Buyer.

     "Business Day" means a day other than a Saturday, Sunday or other day on which commercial banks in Dallas, Texas are authorized or required to close.

     "Close" or "Closing" means the consummation of the Transactions as provided for in Section 1.3.

     "Closing Date" means the date on which the Closing shall occur as provided for in Section 1.3.

     "Damages" means all losses,, liabilities, settlement payments, awards, judgments, fines, penalties, damages, deficiencies, court costs, costs of arbitration or administrative proceedings, reasonable attorneys' fees and other reasonable expenses and costs.

     "Disclosing Party" shall have the meaning set forth in
Section 5.2.

     "Environment" means the soil, surface waters, ground waters, land, stream, sediments, surface or subsurface strata and ambient air.

     "EPI Plans" shall have the meaning set forth in Section 2.
13(a).

     "ERISA" means the Employee Retirement Income Security Act of
1974, as amended.

     "Financial Statements" shall have the meaning set forth in
Section 2.5(a).

     "FZI" shall have the meaning set forth in Section 5.1(a).

     "GAAP" means generally accepted accounting principles as in effect from time to time in the United States of America. The term "generally accepted accounting principles" shall mean accounting principles which are (a) consistent with the principles promulgated or adopted by the Financial Accounting Standards Board and its predecessors as generally accepted accounting principles, and (b) such that a certified public accountant would, insofar as the use of accounting principles is pertinent, be in a position to deliver an unqualified opinion as to financial statements in which such principles have been properly applied.

     "GCCTS" shall have the meaning set forth in Section 5.1(a).

     "Governmental Authority" means any federal, state, local, municipal, foreign or other government or any federal, state or local regulatory authority.

     "Governmental Permits" means all licenses, consents, franchises, permits, privileges, immunities, approvals, certificates and other authorizations from a Governmental
Authority to EPI or Buyer, as applicable.

     "HSR Act" shall mean the Hart-Scott-Rodino Antitrust
Improvements Act of 1976.

     "Joint Venture" means a joint venture, partnership, limited liability company or other similar arrangement, whether in corporate, partnership or other legal form.

     "Knowledge" means (a) with respect to an individual "knowledge" of a particular fact or other matter if such individual is aware or should reasonably be aware, after due inquiry, of such fact or other matter; (b) with respect to a Person (other than an individual) "knowledge" of a particular fact or other matter if any individual who is serving as a director or executive officer of such Person has "knowledge" of such fact or other matter; and (c) with respect to the warranties made by EPI and the Selling Shareholders that EPI and the Selling Shareholders based upon a reasonable investigation, believes is true.

     "Liabilities" means damages, obligations, claims, demands, judgments or settlements of any nature or kind, known or unknown, fixed, accrued, absolute or contingent, liquidated or unliquidated, including all costs and expenses (legal, accounting or otherwise).

     "Liens" means any lien, pledge, hypothecation, charge, mortgage, deed of trust, security interest or encumbrance against any assets or properties.

     "Material Adverse Effect" means any event or circumstance which results in or is reasonably likely to result in a material adverse change in (i) the financial condition, business, operations, properties or prospects of the specified entity, other than either general economic changes or regulatory or competitive changes that affect their industry generally, over which such entity has no control; (ii) the ability of such entity to perform its obligations under this Agreement, or (iii) the validity or enforceability of this Agreement.

     "Order" means any order, judgment, injunction, or ruling issued, made, entered or rendered by any court, administrative agency or other Governmental Authority or by any arbitrator as to which EPI or Buyer, is a party.

     "Party" means EPI, Buyer or the Selling Shareholders as applicable.

     "Permitted Liens" means deposits under workmen's compensation, unemployment insurance or social security laws, or to secure statutory obligations or surety or similar bonds; government charges or other governmental levies which are not yet delinquent, or which are being contested in good faith by appropriate proceedings with adequate reserves in conformity with GAAP; statutory liens imposed by law incurred in the ordinary course of business or for obligations not yet due to carriers, warehousemen, laborers or materialmen; the interest or title of any lessor and property pursuant to a lease of real property; and other encumbrances other than those securing monetary obligations that do not materially and adversely affect the use of property as heretofore used in the ordinary course of business or materially detract from the value thereof.

     "Person" means any individual, corporation, partnership, joint venture, estate, trust, cooperative, foundation, union, syndicate, league, consortium, coalition, committee, society, firm, company or other enterprise, association, organization or other entity or Governmental Authority.

     "Proceeding" means any suit, litigation, arbitration, proceeding (including any civil, criminal, administrative, investigative or appellate proceeding).

     "Proxy Mailing Date" shall have the meaning set forth in
Section 6.6(b).

     "Proxy Statement" shall have the meaning set forth in
Section 5.1(a).

     "Representatives" shall have the meaning set forth in
Section 4.2.

     "Subsidiary" means any entity in which EPI has the ability to direct the management or affairs.

     "Tax" or "Taxes" means any federal, state, local or foreign income, sales, excise, real or personal property or other taxes, assessments, fees, levies, duties, deductions or other charges of any nature whatsoever (including, without limitation, interest and penalties) imposed by any Applicable Law.

     "Transactions" means the (i) purchase and sale of the Transferred Shares, (ii) purchase and sale of the Warrant Shares,
(iii) the Proposed Stock Split, (iv) the cancellation of shares of EPI Preferred (v) distribution of shares of GCCTS and FZI, and
(vi) other transactions contemplated by this Agreement.

     "TTI" shall have the meaning set forth in the Recitals.

     9.2. DEFINED TERMS. In this Agreement, all definitions shall be equally applicable to both the singular and the plural forms.

ARTICLE   10.  MISCELLANEOUS

     10.1. EXPENSES OF THE TRANSACTION. Subject to Section 5.8, each of EPI, TTI and the Selling Shareholders agrees to pay its own fees and expenses in connection with this Agreement and the transactions hereby contemplated, except as otherwise provided herein.

     10.2. FURTHER ASSURANCES. Each of EPI, TTI and the Selling Shareholders agrees that it will, at any time and from time to time after the Closing Date, upon the request of the other party, do, execute, acknowledge and deliver, or will cause to be done, executed, acknowledged and delivered, all such further acts, assignments, transfers, conveyances, powers of attorney and assurances as may be reasonably required from time to time in order to effectuate the provisions and purposes of this Agreement.

     10.3. NOTICES. All notices or other communications required or permitted hereunder shall be in writing and shall be deemed given or delivered (a) when delivered personally or by private courier, (b) when actually delivered by registered United States mail, return receipt requested, or (c) when sent by telecopy (provided, however, that, it is telephonically or electronically confirmed), addressed as follows:

     If to Buyer, to:

          Terminator Technologies, Incorporated
          3838 Oak Lawn, Suite 1000
          Dallas, Texas  75219
          Attn:     Frank Harrison
          Phone:    (214) 521-8300
          Fax:      (214) 521-8339


     If to EPI, to:

          Environmental Plus, Incorporated
          Route 1, Box 41
          Overton, Texas  75684
          Attn:     George Davis
          Phone:    (903) 834-6269
          Fax:      (903) 834-3943

     With copy to:

          Arter & Hadden LLP
          1717 Main Street, Suite 4100
          Dallas, Texas  75202
          Attn:     Joel Held, Esq.
          Phone:    (214) 761-4357
          Fax:      (214) 741-7139

     If to Selling Shareholders, to:

          J. D. Davenport
          Charles White
          George Davis
          c/o Environmental Plus, Incorporated
          Route 1, Box 41
          Overton, Texas  75684
          Phone:    (903) 834-6269
          Fax:      (903) 834-3943


or such other address as such party may indicate by a notice delivered to the other parties hereto in the manner herein provided.

     10.4. NO MODIFICATION EXCEPT IN WRITING. This Agreement shall not be changed, modified, or amended except by a writing signed by the party to be charged and this Agreement may not be discharged except by performance in accordance with its terms or by a writing signed by the party to which performance is to be rendered.

     10.5. ENTIRE AGREEMENT. This Agreement, together with the Schedules and Exhibits hereto, sets forth the entire agreement and understanding, and supersedes all prior agreements and understandings, among the parties as to the subject matter hereof.

     10.6. SEVERABILITY. If any provision of this Agreement or the application of any provision hereof to any person or in any circumstances is held invalid, the remainder of this Agreement and the application of such provision to other persons or circumstances shall not be affected unless the provision held invalid shall substantially impair the benefits of the remaining portions of this Agreement.

     10.7. ASSIGNMENT. This Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and permitted assigns. This Agreement may not be assigned by any party hereto except with the prior written consent of the other parties. Any purported assignment contrary to the terms of this Agreement shall be void.

                               -19

     10.8. PUBLICITY; ANNOUNCEMENTS. Except to the extent required by law, prior to the Closing Date, all publicity related to the transactions contemplated hereby shall be subject to the mutual approval of Buyer and EPI; provided, Buyer and EPI shall be entitled to disclose the transactions contemplated hereby without the prior approval of the other, but with prior notice to the other, to the extent reasonably necessary for Buyer or EPI to comply with applicable securities laws.

     10.9. CHOICE OF LAW. This Agreement shall be deemed to have been made in, and shall be construed in accordance with the laws of the State of Texas, and its validity, construction, interpretation and legal effect shall be governed by the laws of the State of Texas applicable to contracts entered into and performed entirely therein.

     10.10. CAPTIONS; CONSTRUCTION. The captions appearing in this Agreement are inserted only as a matter of convenience and for reference and in no way define, limit or describe the scope and intent of this Agreement or any of the provisions hereof. All uses of the term "including" shall be construed as descriptive and not a limitation of the item described. All words used herein shall be construed to be of such gender as the circumstances require.

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                              -20-

     IN WITNESS WHEREOF, each of the parties hereto has executed this Agreement to be effective as of the day and year first above written.

                         ENVIRONMENTAL PLUS, INCORPORATED


                         By:  /s/  J. D. DAVENPORT
                            -------------------------------------
                         Name:  J. D. Davenport
                              -----------------------------------
                         Title:  President
                               ----------------------------------

                         TERMINATOR TECHNOLOGIES, INCORPORATED


                         By:  /s/
                            -------------------------------------
                         Name:
                              -----------------------------------
                         Title:
                               ----------------------------------

                         AMJ RESOURCES, INC.


                         By:  /s/
                            -------------------------------------
                         Name:
                              -----------------------------------
                         Title:
                               ----------------------------------

                         SELLING SHAREHOLDERS:
                         --------------------

                         GD/JD, INC.


                         By:  /s/ GEORGE DAVIS
                            -------------------------------------
                         Name:  George Davis
                              -----------------------------------
                         Title:  President
                               ----------------------------------

                         NORTHPORT MANAGEMENT GROUP, INC.


                         By:  /s/  J. D. Davenport
                            -------------------------------------
                         Name:  J. D. Davenport
                              -----------------------------------
                         Title:  President
                               ----------------------------------


                         /s/  GEORGE DAVIS
                         ----------------------------------------
                         GEORGE DAVIS

                         /s/ J. D. DAVENPORT
                         ----------------------------------------
                         J. D. DAVENPORT

                         /s/ CHARLES WHITE
                         ----------------------------------------
                         CHARLES WHITE

                           SCHEDULE A
                          ------------


                 SCHEDULE OF TRANSFERRED SHARES


                                                               SHAREHOLDER
                                                              PROCEEDS TO BE
                                             TRANSFERRED       RECEIVED (AT
                                 PRE-SPLIT      SHARES        $0.04445 PER
  SELLING SHAREHOLDERS             SHARES    (POST-SPLIT          SHARE)
-------------------------        ----------  -------------    --------------
George Davis                     11,259,570    1,125,957       $ 50,048.79

J. D. Davenport /                 9,542,470      954,247         42,416.27*
Northport Management
  Group, Inc.

Charles White                     2,480,780      248,078         11,027.07*

GD/JD, Inc.                         340,000       34,000          1,511.30*
                                 ----------    -----------    --------------
     TOTAL                       23,622,820    2,362,282       $105,003.43



* Pursuant to a separate agreement among the Selling Shareholders, George Davis is to be paid all proceeds payable with regard to the sale of the Transferred Shares owned by him, Charles White and GD/JD, Inc., and $7,415.13 of the proceeds payable to J. D. Davenport / Northport Management Group, Inc. with regard to the sale of the Transferred Shares owned by them (representing a total consideration to George Davis of $70,002.29).

                          SCHEDULE 2.3
                          ------------


               ANTICIPATED STOCK OWNERSHIP OF EPI
               ----------------------------------


          SHAREHOLDER GROUP                 NUMBER OF SHARES
                                              (POST-SPLIT)
----------------------------------          -----------------
1. Publicly Held (free trading)                  373,659

2. Buyer                                       2,362,282

3. Selling Shareholders                          406,201

4. Baron / Chase                                 150,000

5. Wayland McMullen                                7,168

6. B. Miller                                          28

7. Transferees from original 34                  734,016
   million

                          SCHEDULE 2.15
                          -------------


            LIST OF DIRECTORS, OFFICERS AND EMPLOYEES



           DIRECTORS                   OFFICERS / EMPLOYEES
          ----------                   --------------------

          J. D. Davenport              J. D. Davenport
                                       (President)

          George Davis                 George Davis
                                       (Secretary, Treasurer and
                                       Chairman)

          Charles White                Charles White
                                       (Vice President)

                          SCHEDULE 2.16
                          -------------


                          BANK ACCOUNTS


Account No. 1021966

First State Bank
P.O. Tower 70
Overton, Texas  75684

Authorized Signatories:George Davis and Jean Davis